UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     December 11, 2014

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538

(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202

(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(c) and (e) Election and Compensation of Principal Accounting Officer

    On December 11, 2014, the Board of Directors of Humana Inc. (the “Company”) elected Cynthia H. Zipperle as Vice President, Chief Accounting Officer and Controller, effective immediately.  As Chief Accounting Officer, Mrs. Zipperle will act as the Company’s principal accounting officer.

    Mrs. Zipperle, age 51, has served as the Company’s Vice President – Finance since January 2013, having previously served as the Company’s Assistant Controller from January 1998 until January 2013.

    There are no arrangements or understandings between Mrs. Zipperle and any other persons pursuant to which she was appointed the Company’s Vice President, Chief Accounting Officer and Controller. There is no family relationship between Mrs. Zipperle and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mrs. Zipperle that would require disclosure pursuant to Item 404(a) of Regulation S−K under the Exchange Act.

    As compensation for her service as the Company’s Vice President, Chief Accounting Officer and Controller, Mrs. Zipperle will receive compensation as follows:

•	base salary of $300,000;
•	participation at the 55% target level in the Company’s Management Incentive Plan (MIP) for 2015 under the same terms as other Company Executive Officers;
•
participation in the Company’s Severance Policy, which provides for severance benefits upon certain qualifying terminations of employment, with such benefits calculated based upon years of service with the Company;

•
a Change in Control severance agreement which will provide that, if her employment is terminated by the Company under certain circumstances within twenty-four months following a Change in Control, or under certain circumstances prior to a Change in Control, Mrs. Zipperle would be entitled to receive severance pay in the amount of one and one half times the sum of annual base salary and target MIP under the same terms and conditions as other executive officers of the Company;

•	matching charitable contribution benefit of $20,000 annually
•	other benefits commensurate with service as an executive officer of the Company, including health benefits, financial planning and an executive physical.

Effective as of the same date, Steven E. McCulley, who has been in the role of Senior Vice President and Chief Accounting Officer of the Company, has been elected by the Company’s Board of Directors as Senior Vice President, Medicare Operations.

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Joan O. Lehanan Joan O. Lenahan Vice President & Corporate Secretary

Dated:    December 15, 2014